     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 1999.



                                                      REGISTRATION NO. 333-76795

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                       FEDERATED DEPARTMENT STORES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                             5311                            13-3324058
     (State of Incorporation)         (Primary Standard Industrial             (I.R.S. Employer
                                     Classification Control Number)          Identification No.)

                              151 WEST 34TH STREET
                            NEW YORK, NEW YORK 10001
                                 (212) 494-1601
                                      AND
                             7 WEST SEVENTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 579-7000
                         (Principal Executive Offices)

                           DENNIS J. BRODERICK, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       FEDERATED DEPARTMENT STORES, INC.
                             7 WEST SEVENTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 579-7000
                              (Agent For Service)

                             ---------------------

                                    Copy to:
                              MARK E. BETZEN, ESQ.
                           JONES, DAY, REAVIS & POGUE
                           2300 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201
                                 (214) 220-3939
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS


                                 EXCHANGE OFFER
                                      FOR
                                ALL OUTSTANDING

                          6.30% SENIOR NOTES DUE 2009
                                      AND
                                ALL OUTSTANDING

                        6.90% SENIOR DEBENTURES DUE 2029
                                       OF

                       FEDERATED DEPARTMENT STORES, INC.
        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

                       ON JUNE 14, 1999, UNLESS EXTENDED.


                             ---------------------

                          TERMS OF THE EXCHANGE OFFER

     - Federated is offering to exchange registered 6.30% Senior Notes due 2009 for all of its original unregistered 6.30% Senior Notes due 2009 and registered 6.90% Senior Debentures due 2029 for all of its original unregistered 6.90% Senior Debentures due 2029.

     - The terms of the exchange notes are identical in all material respects to the terms of the original notes and the terms of the exchange debentures are identical in all material respects to the terms of the original debentures, except that the registration rights and related liquidated damages provisions, and the transfer restrictions, applicable to the original securities are not applicable to the exchange securities.

     - Subject to the satisfaction or waiver of specified conditions, Federated will exchange the applicable exchange securities for all original securities that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

     - You may withdraw tenders of original securities at any time prior to the expiration of the exchange offer.

     - The exchange of original securities for exchange securities pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See "Material United States Federal Income Tax Considerations."

     - Federated will not receive any proceeds from the exchange offer.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------


                     This Prospectus is dated May 11, 1999.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
WHERE YOU CAN FIND MORE INFORMATION.........................    3
INCORPORATION OF DOCUMENTS BY REFERENCE.....................    3
PROSPECTUS SUMMARY..........................................    4
FEDERATED...................................................    9
USE OF PROCEEDS.............................................    9
SELECTED FINANCIAL DATA.....................................   10
RATIO OF EARNINGS TO FIXED CHARGES..........................   10
CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING
  STATEMENTS................................................   11
THE EXCHANGE OFFER..........................................   11
DESCRIPTION OF EXCHANGE SECURITIES..........................   20
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS....   37
PLAN OF DISTRIBUTION........................................   40
LEGAL MATTERS...............................................   41
EXPERTS.....................................................   41

                      WHERE YOU CAN FIND MORE INFORMATION

     Federated files reports, proxy statements, and other documents with the Securities and Exchange Commission in accordance with the requirements of the Securities Exchange Act of 1934. Federated's SEC filings are available to the public over the Internet at the Commission's web site at http://www.sec.gov. You may also read and copy any document Federated files at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, because Federated's common stock is listed on the New York Stock Exchange, you may read reports, proxy statements, and other documents relating to Federated at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     Additional information regarding Federated and the exchange securities is contained in the registration statement of which this prospectus is a part, including the exhibits thereto. The statements contained in this prospectus regarding the provisions of any other document are not necessarily complete. Accordingly, each such statement is qualified in its entirety by reference to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the Commission.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     This prospectus incorporates important business and financial information about Federated that is not included in or delivered with this prospectus. The documents specified below, which have been or are to be filed by Federated with the Commission, are incorporated by reference into this prospectus. The information contained in those documents is considered to be part of this prospectus, except that the information contained in later-dated documents will supplement, modify, or supersede, as applicable, the information contained in earlier-dated documents.

     Federated incorporates by reference into this prospectus the documents listed below and all documents filed by Federated with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time that the offering made hereby is completed.

     - Federated's annual report on Form 10-K for the fiscal year ended January 30, 1999;

     - Federated's current report on Form 8-K dated March 18, 1999.

     You may obtain without charge a copy of any of the documents incorporated by reference herein, except for any exhibits to those documents that are not expressly incorporated by reference in those documents, by writing or telephoning Federated Department Stores, Inc., 7 West Seventh Street, Cincinnati, Ohio 45202, Attention: Investor Relations (telephone: (513) 579-7780).


     IN ORDER TO ASSURE TIMELY DELIVERY, ANY REQUEST FOR COPIES OF THE INDENTURE, SUPPLEMENTAL INDENTURE, OR OTHER AGREEMENTS REFERRED TO IN THIS PROSPECTUS, SHOULD BE DIRECTED TO FEDERATED AT THE ADDRESS REFERRED TO ABOVE NO LATER THAN JUNE 7, 1999.

                               PROSPECTUS SUMMARY

     This brief summary highlights selected information from the prospectus. It may not contain all of the information that is important to you. Federated urges you to carefully read and review the entire prospectus and the other documents to which it refers to fully understand the terms of the exchange securities and the exchange offer.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

General....................  On March 24, 1999, Federated completed a private offering of the original securities, which consist of $350,000,000 aggregate principal amount of its 6.30% Senior Notes due 2009 and $400,000,000 aggregate principal amount of its 6.90% Senior Debentures due 2029. In connection with the private offering, Federated entered into a registration rights agreement in which it agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the original securities.

The Exchange Offer.........  Federated is offering to exchange up to
                             $350,000,000 aggregate principal amount of its 6.30% Senior Notes due 2009 which have been registered under the Securities Act for a like aggregate principal amount of the original notes and up to $400,000,000 aggregate principal amount of its 6.90% Senior Debentures due 2029 which have been registered under the Securities Act for a like aggregate principal amount of the original debentures.

                             The terms of the exchange notes are identical in all material respects to the terms of the original notes, and the terms of the exchange debentures are identical in all material respects to the terms of the original debentures, except that the registration rights and related liquidated damages provisions, and the transfer restrictions, applicable to the original securities are not applicable to the exchange securities.

                             Original securities may be tendered only in $1,000 increments. Subject to the satisfaction or waiver of specified conditions, Federated will exchange the applicable exchange securities for all original securities that are validly tendered and not withdrawn prior to the expiration of the exchange offer. Federated will cause the exchange to be effected promptly after the expiration of the exchange offer.

                             UPON COMPLETION OF THE EXCHANGE OFFER, THERE MAY BE NO MARKET FOR THE ORIGINAL SECURITIES AND YOU MAY HAVE DIFFICULTY SELLING THEM.

Resales....................  Based on interpretations by the staff of the
                             Commission, Federated believes that exchange securities issued in the exchange offer may be offered for resale, resold, or otherwise transferred by you, without compliance with the registration and prospectus delivery requirements of the Securities Act, if:


                             - you acquire the exchange securities in the
                               ordinary course of your business;



                             - you are not engaging in and do not intend to
                               engage in a distribution of the exchange securities;



                             - you do not have an arrangement or understanding
                               with any person to participate in a distribution of the exchange securities; and

                             - you are not an affiliate of Federated within the
                               meaning of Rule 405 under the Securities Act.


                             If you are an affiliate of Federated, or are engaging in or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange securities:


                             - you cannot rely on the applicable interpretations
                               of the staff of the Commission; and



                             - you must comply with the registration and
                               prospectus delivery requirements of the
                               Securities Act in connection with any resale transaction.


                             If you are a broker or dealer seeking to receive exchange securities for your own account in exchange for original securities that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any offer to resell, resale, or other transfer of the exchange securities that you receive in the exchange offer.


Expiration Date............  The exchange offer will expire at 5:00 p.m., New
                             York City time, on June 14, 1999, unless extended by Federated.


Withdrawal.................  You may withdraw the tender of your original securities at any time prior to the expiration of the exchange offer. Federated will return to you any of your original securities that are not accepted for exchange for any reason, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange
  Securities and the
  Original Securities......  The exchange securities will bear interest at the applicable rate per annum set forth on the cover page of this prospectus from the most recent date to which interest has been paid on the original securities or, if no interest has been paid on the original securities, from March 24, 1999. Such interest will be payable semi-annually on each April 1 and October 1, commencing October 1, 1999. No interest will be paid on original securities following their acceptance for exchange.

Conditions to the Exchange
Offer......................  The exchange offer is subject to customary conditions. Federated may assert or waive these conditions in its sole discretion. See "The Exchange Offer -- Conditions to the Exchange Offer."

Exchange Agent.............  Citibank, N.A. is serving as exchange agent for the exchange offer.


Procedures for Tendering
  Original Securities......  Any holder of original securities that wishes to tender original securities must cause the following to be transmitted to and received by the exchange agent no later than 5:00 p.m., New York City time, on the expiration date:



                             - The certificates representing the tendered
                               original securities or, in the case of a book-entry tender, a confirmation of the book-entry transfer of the tendered original securities into the exchange agent's account at The Depository Trust Company ("DTC"), as book-entry transfer facility;

                             - A properly completed and duly executed letter of
                               transmittal in the form accompanying this prospectus (with any required signature guarantees) or, at the option of the tendering holder in the case of a book-entry tender, an agent's message in lieu of such letter of transmittal; and



                             - Any other documents required by the letter of
                               transmittal.



Guaranteed Delivery
Procedures.................  Any holder of original securities that cannot cause the original securities or any other required documents to be transmitted to and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date, may tender original securities according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."


Special Procedures for
Beneficial Owners..........  If you are the beneficial owner of original securities that are registered in the name of your broker, dealer, commercial bank, trust company, or other nominee, and you wish to participate in the exchange offer, you should promptly contact the person through which you beneficially own your original securities and instruct that person to tender original securities on your behalf. See "The Exchange Offer -- Procedures for Tendering."


Representations of
Tendering Holders..........  By tendering original securities pursuant to the exchange offer, each holder will, in addition to other customary representations, represent to Federated that:



                             - the exchange securities acquired pursuant to the
                               exchange offer are being acquired in the ordinary course of business of the person receiving the exchange securities (whether or not the person is the holder of the original securities);



                             - neither the holder nor any such other person is
                               engaging in or intends to engage in a
                               distribution of the exchange securities;



                             - neither the holder nor any such other person has
                               an arrangement or understanding with any person to participate in a distribution of the exchange securities; and



                             - neither the holder nor any such other person is
                               an affiliate of Federated, or if either is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act.



Acceptance of Original
Securities and Delivery of
  Exchange Securities......  Subject to the satisfaction or waiver of the conditions to the exchange offer, Federated will accept for exchange any and all original securities that are properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. Federated will cause the exchange to be effected promptly after the expiration of the exchange offer.

Material U.S. Federal
Income Tax
  Considerations...........  The exchange of original securities for exchange securities pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See "Material United States Federal Income Tax Considerations."

Use of Proceeds............  Federated will not receive any proceeds from the issuance of exchange securities pursuant to the exchange offer. Federated will pay all expenses incident to the exchange offer.

                SUMMARY OF THE TERMS OF THE EXCHANGE SECURITIES

     The terms of the exchange notes are identical in all material respects to the terms of the original notes and the terms of the exchange debentures are identical in all material respects to the original debentures, except that the registration rights and related liquidated damages provisions, and the transfer restrictions, applicable to the original securities are not applicable to the exchange securities. The exchange notes will evidence the same debt as the original notes, and the exchange debentures will evidence the same debt as the original debentures. The exchange securities and the original securities will be governed by the same indenture and supplemental indenture. Except where the context requires otherwise, references in this prospectus to "notes," "debentures," or "securities" are references to both original notes and exchange notes, both original debentures and exchange debentures, or both original securities and exchange securities, as the case may be.

Aggregate Amount...........  $350.0 million principal amount of 6.30% Senior
                             Notes Due 2009, and $400.0 million principal amount of 6.90% Senior Debentures Due 2029.

Interest Payment Dates.....  April 1 and October 1 of each year, commencing
                             October 1, 1999.

Maturity Date..............  The exchange notes mature on April 1, 2009, and the exchange debentures mature on April 1, 2029.

Optional Redemption........  Federated, at its option, may redeem all or any portion of either tranche of the exchange securities on not less than 30 nor more than 60 days' prior notice at the redemption price stated in "Description of Exchange
                             Securities -- Redemption" plus accrued interest to the date of redemption.

Events of Default..........  The indenture and the supplemental indenture describe the circumstances that constitute events of default with respect to the exchange securities. See "Description of Exchange Securities -- Events of Default."


Restrictive Covenants......  The indenture and the supplemental indenture impose limitations on the ability of Federated and its subsidiaries to, among other things, create liens, enter into certain sale and leaseback transactions, and consolidate or merge with or sell all or substantially all of its properties or assets to another person. See "Description of Exchange Securities -- Covenants of Federated."


Use of Proceeds............  Federated will not receive any proceeds from the exchange offer. For a description of the use of proceeds of the offering of original securities, see "Use of Proceeds."

                                   FEDERATED

GENERAL

     Federated is one of the leading operators of full-line department stores in the United States with over 400 department stores in 33 states as of January 30, 1999. Federated's department stores sell a wide range of merchandise, including men's, women's, and children's apparel and accessories, cosmetics, home furnishings, and other consumer goods. Federated's department stores are diversified by size of store, merchandising character, and character of community served. Federated's department stores are located at urban or suburban sites, principally in densely populated areas across the United States. Federated operates its department stores under the names "Macy's," "Bloomingdale's," "The Bon Marche," "Burdines," "Goldsmith's," "Lazarus," "Rich's," and "Stern's." Federated also operates direct mail catalog businesses under the names "Bloomingdale's By Mail" and "Macy's By Mail" and an electronic commerce catalog business under the name "macys.com."

     On March 18, 1999, Federated acquired Fingerhut Companies, Inc. Fingerhut is a leading database marketing company that sells a broad range of products and services through catalogs, direct marketing, and the Internet. In addition to the core Fingerhut catalog business, Fingerhut owns:

     - Figi's, a specialty food and gift catalog business;

     - Arizona Mail Order and Bedford Fair, both apparel catalog businesses; and

     - Popular Club, a membership-based general merchandise catalog business.

     Fingerhut also offers a broad range of business services to third parties, including telemarketing, direct marketing, information management, warehousing, product fulfillment and distribution, order and returns processing, and customer service, and has investments in several providers of Internet-based merchandise and services.

     Federated's principal executive offices are located at 151 West 34th Street, New York, New York 10001, and 7 West Seventh Street, Cincinnati, Ohio 45202. Federated's telephone numbers at such offices are (212) 494-1601 and
(513) 579-7000, respectively.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy Federated's obligations under the registration rights agreement that Federated entered into in connection with the private offering of the original securities. Federated will not receive any cash proceeds from the issuance of the exchange securities. The original securities that are surrendered in exchange for the exchange securities will be retired and canceled and cannot be reissued. As a result, the issuance of the exchange securities will not result in any increase or decrease in Federated's indebtedness.

     Federated used the net proceeds from the private offering of the original securities to repay short-term borrowings used by Federated to finance the acquisition of Fingerhut. At the time of such repayment, such borrowings bore interest at a weighted-average rate of approximately 5% per annum.

                            SELECTED FINANCIAL DATA

     The selected financial data set forth below should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference into this prospectus.

                                          FISCAL YEAR   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR
                                             ENDED         ENDED         ENDED         ENDED         ENDED
                                          JANUARY 30,   JANUARY 31,   FEBRUARY 1,   FEBRUARY 3,   JANUARY 28,
                                             1999          1998          1997          1996          1995
                                          -----------   -----------   -----------   -----------   -----------
                                                           (MILLIONS EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF INCOME DATA:
Net sales, including leased department
  sales.................................    $15,833       $15,668       $15,229       $15,049       $ 8,316
                                            -------       -------       -------       -------       -------
Cost of sales...........................      9,616         9,581         9,354         9,410         5,146
Selling, general and administrative
  expenses..............................      4,762         4,746         4,982         4,976         2,620
                                            -------       -------       -------       -------       -------
Operating income........................      1,455         1,341           893           663           550
Interest expense........................       (304)         (418)         (499)         (508)         (262)
Interest income.........................         12            35            47            47            43
                                            -------       -------       -------       -------       -------
Income before income taxes and
  extraordinary items...................      1,163           958           441           202           331
Federal, state and local income tax
  expense...............................       (478)         (383)         (175)         (127)         (143)
                                            -------       -------       -------       -------       -------
Income before extraordinary items.......        685           575           266            75           188
Extraordinary items(a)..................        (23)          (39)           --            --            --
                                            -------       -------       -------       -------       -------
          Net income....................    $   662       $   536       $   266       $    75       $   188
                                            =======       =======       =======       =======       =======
Basic earnings per share:
  Income before extraordinary items.....    $  3.27       $  2.74       $  1.28       $   .39       $  1.41
  Net income............................       3.16          2.56          1.28           .39          1.41
Diluted earnings per share:
  Income before extraordinary items.....    $  3.06       $  2.58       $  1.24       $   .39       $  1.40
  Net income............................       2.96          2.41          1.24           .39          1.40
Average number of shares outstanding....      209.1         209.2         207.5         191.5         132.9
Depreciation and amortization...........    $   624       $   590       $   533       $   497       $   286
Capital expenditures....................    $   695       $   696       $   846       $   699       $   398
BALANCE SHEET DATA (AT YEAR END):
Cash....................................    $   307       $   142       $   149       $   173       $   206
Working capital.........................      2,904         3,134         2,831         3,262         2,376
Total assets............................     13,464        13,738        14,264        14,295        12,277
Short-term debt.........................        524           556         1,095           733           463
Long-term debt..........................      3,057         3,919         4,606         5,632         4,529
Shareholders' equity....................      5,709         5,256         4,669         4,274         3,640

---------------

(a) The extraordinary items for the fiscal year ended January 30, 1999 and the fiscal year ended January 31, 1998 were after-tax expenses associated with debt prepayments.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Federated's ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with the consolidated financial statements, including the notes thereto, and other information set forth in the reports filed by Federated with the Commission.

                                          FISCAL YEAR   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR
                                             ENDED         ENDED         ENDED         ENDED         ENDED
                                          JANUARY 30,   JANUARY 31,   FEBRUARY 1,   FEBRUARY 3,   JANUARY 28,
                                             1999          1998          1997          1996          1995
                                          -----------   -----------   -----------   -----------   -----------
Consolidated ratio of earnings to fixed
  charges (unaudited)...................      3.8x          2.8x          1.7x          1.3x          2.0x

     For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and extraordinary items plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred on indebtedness, amortization of debt expense and the portion of rental expense under operating leases deemed to be the equivalent of interest.

          CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

     This prospectus contains and incorporates by reference forward-looking statements. Forward-looking statements are based upon the beliefs and assumptions of, and on information available to, the management of Federated.

     Forward-looking statements include statements regarding possible future results of operations, competitive position, and growth opportunities of Federated. In addition, the following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995: (1) statements preceded by, followed by or that include the words "may," "will," "could," "should," "believe," "expect," "future," "potential," "anticipate," "intend," "plan," "estimate," or "continue" or the negative or other variations thereof and (2) other statements regarding matters that are not historical facts. Forward-looking statements are subject to various risks and uncertainties, including the following:

     - risks and uncertainties relating to the possible invalidity of the underlying beliefs and assumptions;

     - possible changes or developments in social, economic, business, industry, market, legal, and regulatory circumstances and conditions; and

     - actions taken or omitted to be taken by third parties, including customers, suppliers, business partners, competitors, and legislative, regulatory, judicial, and other governmental authorities and officials.

     In addition to the foregoing and any risks and uncertainties specifically identified in the text surrounding forward-looking statements, any statements in this prospectus or in the reports, proxy statements, and other documents referred to in "Where You Can Find More Information" that warn of risks or uncertainties associated with future results, events, or circumstances may identify important factors that could cause actual results, events, and circumstances to differ materially from those reflected in forward-looking statements.

                               THE EXCHANGE OFFER

INTRODUCTION

     Federated hereby offers to exchange a like principal amount of exchange notes for any or all outstanding original notes and a like principal amount of exchange debentures for any or all outstanding original debentures, in each case on the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal. The offer described in the immediately preceding sentence is referred to in this prospectus as the "exchange offer." Holders may tender some or all of their original securities pursuant to the exchange offer. However, original securities tendered in the exchange offer must be in denominations of $1,000 or any integral multiple of $1,000.


     As of the date of this prospectus, $350,000,000 aggregate principal amount of the original notes and $400,000,000 aggregate principal amount of original debentures are outstanding. This prospectus, together with the letter of transmittal, is first being sent to holders of original securities on or about May 14, 1999.


TERMS OF THE EXCHANGE OFFER

     On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, Federated will accept for exchange pursuant to the exchange offer original securities that are validly tendered and not withdrawn prior to the expiration date. As used in this prospectus, the term "expiration date" means 5:00 p.m., New York City time, on June 14, 1999. However, if Federated, in its sole discretion, extends the period of time for which the exchange offer is open, the term "expiration date" will mean the latest time and date to which Federated shall have extended the expiration of the exchange offer.


     The exchange offer is subject to the conditions set forth in "-- Conditions to the Exchange Offer." Federated reserves the right, but will not be obligated, to waive any or all of the conditions to the exchange offer.

     Federated reserves the right, at any time or from time to time, to extend the period of time during which the exchange offer is open by giving written notice of such extension to the exchange agent and by making a public announcement of such extension. There can be no assurance that Federated will exercise its right to extend the exchange offer. During any extension period, all original securities previously tendered will remain subject to the exchange offer and may be accepted for exchange by Federated. Assuming the prior satisfaction or waiver of the conditions to the exchange offer, Federated will accept for exchange, and exchange, promptly after the expiration date, in accordance with the terms of the exchange offer, all original securities validly tendered pursuant to the exchange offer and not withdrawn prior to the expiration date. Any original securities not accepted by Federated for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

     Federated reserves the right, at any time or from time to time, to (1) terminate the exchange offer, and not to accept for exchange any original securities not previously accepted for exchange, upon the occurrence of any of the events set forth in "-- Conditions to the Exchange Offer," by giving written notice of such termination to the exchange agent and (2) waive any conditions or otherwise amend the exchange offer in any respect, by giving written notice to the exchange agent. An extension, termination, or amendment of the exchange offer will be followed as promptly as practicable by public announcement, the announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which Federated may choose to make any public announcement, Federated will have no obligation to make or communicate any such announcement otherwise than by issuing a release to the Dow Jones News Service or as otherwise may be required by law.

     Holders of original securities do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware, the indenture, or the supplemental indenture in connection with the exchange offer. Federated intends to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the Commission promulgated under those Acts.

PROCEDURES FOR TENDERING


     Except as set forth below, any holder of original securities that wishes to tender original securities must cause the following to be transmitted to and received by Citibank, N.A., the exchange agent, at the address set forth below under "-- Exchange Agent" no later than 5:00 p.m., New York City time, on the expiration date:



     - The certificates representing the tendered original securities or, in the case of a book-entry tender as described below, a confirmation of the book-entry transfer of the tendered original securities into the exchange agent's account at DTC, as book-entry transfer facility;



     - A properly completed and duly executed letter of transmittal in the form accompanying this prospectus (with any required signature guarantees) or, at the option of the tendering holder in the case of a book-entry tender, an agent's message in lieu of such letter of transmittal; and



     - Any other documents required by the letter of transmittal.

     The method of delivery of original securities, letters of transmittal, and all other required documents is at your election and risk. If the delivery is by mail, Federated recommends that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or certificates representing original securities to Federated.


     Any beneficial owner of original securities that are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee who wishes to participate in the exchange offer should promptly contact the person through which it beneficially owns such original securities and instruct that person to tender original securities on behalf of such beneficial owner.


     Any registered holder of original securities that is a participant in DTC's Book-Entry Transfer Facility system may tender original securities by book-entry delivery by causing DTC to transfer the original securities into the exchange agent's account at DTC in accordance with DTC's procedures for such transfer. However, a properly completed and duly executed letter of transmittal in the form accompanying this prospectus (with any required signature guarantees) or an agent's message, and any other required documents, must nonetheless be transmitted to and received by the exchange agent at the address set forth below under "-- Exchange Agent" prior to the expiration date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.



     The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of a confirmation of the book-entry tender of their original securities into the exchange agent's account at DTC which states that DTC has received an express acknowledgment from each participant tendering through DTC's Automated Tender Offer Program that the participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that Federated may enforce the letter of transmittal against the participant.


     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the original securities surrendered for exchange are tendered:

     - by a registered holder of the original securities who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of an eligible institution.

     In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be made by a firm that is an eligible institution -- including most banks, savings and loan associations, and brokerage houses -- that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchanges Medallion Program.

     If the letter of transmittal is signed by a person or persons other than the registered holder or holders of the original securities, the letter of transmittal must be accompanied by a written instrument or instruments of transfer or exchange in a form satisfactory to Federated, in its sole discretion, and duly executed by the registered holder or holders with the signature guaranteed by an eligible institution. Certificates representing the original securities must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the certificates representing the original securities.

     If the letter of transmittal or any certificates representing original securities, instruments of transfer or exchange, or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, the persons should so indicate when signing, and, unless waived by Federated, proper evidence satisfactory to Federated of their authority to so act must be submitted.

     By tendering original securities pursuant to the exchange offer, each holder will represent to Federated that, among other things:

     - the holder has full power and authority to tender, sell, assign, transfer, and exchange the original securities tendered;

     - when such original securities are accepted by Federated for exchange, Federated will acquire good and unencumbered title to the original securities, free and clear of all liens, restrictions, charges, encumbrances, and adverse claims;

     - the exchange securities acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving the exchange securities (whether or not the person is the holder of the original securities);

     - neither the holder nor any such other person is engaging in or intends to engage in a distribution of the exchange securities;

     - neither the holder nor any such other person has an arrangement or understanding with any person to participate in a distribution of the exchange securities; and

     - neither the holder nor any such other person is an affiliate of Federated, or if either is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act.

     In addition, each broker-dealer that is to receive exchange securities for its own account in exchange for original securities must represent that such original securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

     Federated will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility (including time of receipt), and acceptance of original securities tendered for exchange. Federated's determinations in this regard will be final and binding on all parties. Federated reserves the absolute right to reject any and all tenders of any particular original securities not properly tendered or to not accept any particular original securities if the acceptance might, in Federated's or its counsel's judgment, be unlawful. Federated also reserves the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular original securities either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender original securities in the exchange offer.

     Unless waived, any defects or irregularities in connection with tenders of original securities for exchange must be cured within such reasonable period of time as Federated determines. Neither Federated, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of original securities for exchange, nor will any of them incur any liability for any failure to give notification. Any original securities received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

ACCEPTANCE OF ORIGINAL SECURITIES FOR EXCHANGE; DELIVERY OF EXCHANGE SECURITIES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, Federated will accept, promptly after the expiration date, all original securities that have been validly tendered and not withdrawn, and will issue the applicable exchange securities in exchange for such original securities promptly after its acceptance of such original securities. See "-- Conditions to the Exchange Offer" below.

For purposes of the exchange offer, Federated will be deemed to have accepted validly tendered original securities for exchange when, as, and if Federated has given written notice of such acceptance to the exchange agent.

     For each original note or original debenture accepted for exchange, the holder of the original note or original debenture, as the case may be, will receive an exchange note or exchange debenture, respectively, having a principal amount equal to that of the surrendered original security. The exchange securities will bear interest from the most recent date to which interest has been paid on the original securities or, if no interest has been paid on the original securities, from March 24, 1999. Accordingly, registered holders of exchange securities on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from March 24, 1999. Original securities accepted for exchange will cease to accrue interest from and after the date on which they are accepted for exchange. Holders whose original securities are accepted for exchange will not receive any payment for accrued interest on the original securities otherwise payable on any interest payment date if the record date occurs on or after date on which they are accepted for exchange and will be deemed to have waived their rights to receive the accrued interest on the original securities.

     In all cases, issuance of exchange securities for original securities that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

     - the certificates representing the original securities, or a timely confirmation of book-entry transfer of the original securities into the exchange agent's account at the book-entry transfer facility;


     - a properly completed and duly executed letter of transmittal (or, in the case of a book-entry tender, an agent's message); and


     - all other required documents.

     If any tendered original securities are not accepted for any reason or if original securities are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged original securities will be returned without expense to the tendering holder of the original securities or, if the original securities were tendered by book-entry transfer, the non-exchanged original securities will be credited to an account maintained with the book-entry transfer facility. In either case, the return of such original securities will be effected promptly after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER


     The exchange agent has advised Federated that it will establish an account with respect to the original securities at The Depository Trust Company, as book-entry transfer facility, for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of original securities by causing the book-entry transfer facility to transfer the original securities into the exchange agent's account at the facility in accordance with the facility's procedures for transfer. However, although delivery of original securities may be effected through book-entry transfer at the facility, a properly completed and duly executed letter of transmittal (with any required signature guarantees) or an agent's message, and any other required documents, must nonetheless be transmitted to and received by the exchange agent at the address set forth below under "-- Exchange Agent" prior to the expiration date, unless the holder has strictly complied with the guaranteed delivery procedures described below.


GUARANTEED DELIVERY PROCEDURES

     If a registered holder of original securities desires to tender the original securities, and the original securities are not immediately available, or time will not permit the holder's original securities or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be effected if:

     - the tender is made through an eligible institution;


     - prior to the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed letter of transmittal (or, in the case of a book-entry tender, an agent's message) and notice of guaranteed delivery, substantially in the form provided by Federated, by facsimile transmission, mail, or hand delivery, (a) setting forth the name and address of the holder of original securities and the amount of original securities tendered, (b) stating that the tender is being made thereby, and (c) guaranteeing that, within three NYSE trading days after the expiration date, the certificates for all physically tendered original securities, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and


     - the certificates for all physically tendered original securities, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the expiration date.

WITHDRAWAL RIGHTS

     You may withdraw tenders of original securities at any time prior to 5:00 p.m., New York City time, on the expiration date. Withdrawals may be made of any portion of such original securities in integral multiples of $1,000 principal amount.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at the address or, in the case of eligible institutions, at the facsimile number, set forth below under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     - specify the name of the person who tendered the original securities to be withdrawn;

     - identify the original securities to be withdrawn, including the certificate number or numbers and principal amount of the original securities;

     - contain a statement that the holder is withdrawing his election to have the original securities exchanged;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original securities were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the registrar with respect to the original securities (i.e., the trustee) register the transfer of such original securities in the name of the person withdrawing the tender; and

     - specify the name in which such original securities are registered, if different from that of the person who tendered the original securities.

     If original securities have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original securities and otherwise comply with the procedures of the facility. All questions as to the validity, form, and eligibility, including time of receipt, of notices of withdrawal will be determined by Federated, whose determination will be final and binding on all parties. Any original securities so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Properly withdrawn original securities may be retendered by following the procedures described under "-- Procedures for Tendering" above at any time prior to 5:00 p.m., New York City time, on the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     Federated will not be required to accept for exchange, or to issue exchange securities in exchange for, any original securities, and may terminate or amend the exchange offer, if at any time before the acceptance of the original securities for exchange or the exchange of the exchange securities for the original securities:

     - there shall be threatened, instituted, or pending any action or proceeding before, or any injunction, order, or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission (1) seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of such transaction, or (2) resulting in a material delay in Federated's ability to accept for exchange or exchange some or all of the original securities pursuant to the exchange offer; or any statute, rule, regulation, order, or injunction shall be sought, proposed, introduced, enacted, promulgated, or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed, or threatened, by any government, governmental authority, agency, or court, domestic or foreign, that in Federated's sole judgment might directly or indirectly result in any of the consequences referred to in clauses (1) or (2) above or, in Federated's sole judgment, might result in the holders of exchange securities having obligations with respect to resales and transfers of exchange securities which are greater than those described in the interpretation of the Commission referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or

     - there shall have occurred:

          (1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market;

          (2) any limitation by a governmental agency or authority which may adversely affect Federated's ability to complete the transactions contemplated by the exchange offer;

          (3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

          (4) a commencement of a war, armed hostilities, or other similar international calamity directly or indirectly involving the United States or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening of such calamities; or

     - any change, or any development involving a prospective change, shall have occurred or be threatened in Federated's business, properties, assets, liabilities, financial condition, operations, results of operations, or prospects and those of its subsidiaries taken as a whole that, in Federated's sole judgment, is or may be adverse to Federated, or Federated shall have become aware of facts that, in its sole judgment, have or may have adverse significance with respect to the value of the original securities or the exchange securities or would otherwise make it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

     The foregoing conditions are for Federated's benefit only and may be asserted by Federated regardless of the circumstances giving rise to any such condition, or may be waived by Federated in whole or in part at any time and from time to time in its sole discretion. Federated's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, Federated will not accept for exchange any original securities tendered, and no exchange securities will be issued in exchange for any such original securities, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

     Citibank, N.A. has been appointed as the exchange agent for the exchange offer. Citibank, N.A. also acts as trustee under the indenture. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

                   DELIVERY TO: CITIBANK, N.A. EXCHANGE AGENT

          By Mail:                 By Overnight Courier                  By Hand:
                                         Delivery:
       Citibank, N.A.                 Citibank, N.A.                  Citibank, N.A.
      c/o Citicorp Data              c/o Citicorp Data            Corporate Trust Window
     Distribution, Inc.             Distribution, Inc.          111 Wall Street, 5th Floor
        P.O. Box 7072                 404 Sette Drive            New York, New York 10005
  Paramus, New Jersey 07653      Paramus, New Jersey 07652

                    By Facsimile for Eligible Institutions:
                                 (201) 262-3240

                          Facsimile Confirmation Only:
                                 (800) 422-2077

                                For Information:
                                 (800) 422-2077

     IF YOU DELIVER THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMIT INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, SUCH DELIVERY OR INSTRUCTIONS WILL NOT BE EFFECTIVE.

FEES AND EXPENSES

     Federated will not make any payment to brokers, dealers, or others for soliciting acceptances of the exchange offer. Federated will pay the estimated cash expenses to be incurred in connection with the exchange offer. Federated estimates these expenses, excluding the registration fee paid to the Commission, to be approximately $150,000.

ACCOUNTING TREATMENT

     Federated will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. Federated will amortize the expense of the exchange offer over the term of the exchange securities under generally accepted accounting principles.

TRANSFER TAXES

     Holders who tender their original securities for exchange will not be obligated to pay any related transfer taxes, except that holders who instruct Federated to register exchange securities in the name of, or request that original securities not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes on such transfer.

RESTRICTIONS ON TRANSFER OF ORIGINAL SECURITIES

     The original securities were originally issued in a transaction exempt from registration under the Securities Act, and may be offered, sold, pledged, or otherwise transferred only:

     - in the United States to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act);

     - outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act;

     - pursuant to an exemption from registration under the Securities Act provided by Rule 144, if available; or

     - pursuant to an effective registration statement under the Securities Act.

     The offer, sale, pledge, or other transfer of original securities must also be made in accordance with any applicable securities laws of any state of the United States, and the seller must notify any purchaser of the original securities of the restrictions on transfer described above. Holders of original securities who do not exchange their original securities for exchange securities pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such original securities. As discussed below in "Description of Exchange Securities -- Exchange Offer; Registration Rights," Federated does not currently anticipate that it will register original securities under the Securities Act.

TRANSFERABILITY OF EXCHANGE SECURITIES

     Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, Federated believes that exchange securities issued pursuant to the exchange offer may be offered for resale, resold, or otherwise transferred by holders that are not affiliates of Federated within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act if such exchange securities are acquired in the ordinary course of such holders' business and such holders do not engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange securities. However, the Commission has not considered the exchange offer in the context of a no-action letter. Federated cannot assure that the staff of the Commission would make a similar determination with respect to the exchange offer. If any holder of original securities is an affiliate of Federated or is engaged in or intends to engage in, or has any arrangement or understanding with any person to participate in a distribution of the exchange securities to be acquired pursuant to the exchange offer, such holder:


     - cannot rely on the interpretations of the staff of the Commission set forth in the no-action letters referred to above; and



     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original securities or the exchange securities.


     Each broker-dealer that is to receive exchange securities for its own account in exchange for original securities must represent that such original securities were acquired by such broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of the exchange securities. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the exchange securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification, with which there has been compliance, is available. See "Plan of Distribution."

                       DESCRIPTION OF EXCHANGE SECURITIES

GENERAL

     The form and terms of the exchange notes and the original notes and the form and terms of the exchange debentures and the original debentures are identical in all material respects except that the registration rights and related liquidated damages provisions, and the transfer restrictions applicable to the original notes and the original debentures do not apply to the exchange notes or the exchange debentures.

     The exchange securities will be issued under an indenture, dated as of September 10, 1997, between Federated and Citibank, N.A., as trustee, as supplemented by a third supplemental indenture, dated as of March 24, 1999, relating to the securities. The following discussion includes a summary description of certain material terms of the indenture, the supplemental indenture, the registration rights agreement, and the exchange securities. Because this is a summary, it does not include all of the information that is included in the indenture, the supplemental indenture, the registration rights agreement, or the exchange securities. This description of the exchange securities contains definitions of terms, including those defined under the caption "-- Definitions of Certain Terms Used in the Indenture or the Supplemental Indenture," that are used in the indenture and the supplemental indenture and are necessary to understand this section of the prospectus. You should read the indenture, the supplemental indenture, and the registration rights agreement carefully and in their entirety because they, and not this description, define your rights as holders of the securities. You may request copies of these documents at Federated's address set forth under "Where You Can Find More Information."

     The exchange securities are senior unsecured obligations of Federated. The exchange notes are limited to $350,000,000 aggregate principal amount, and the exchange debentures are limited to $400,000,000 aggregate principal amount. The exchange notes will mature on April 1, 2009, and the exchange debentures will mature on April 1, 2029. The exchange notes and the exchange debentures will bear interest at the applicable rate per annum shown on the cover page of this prospectus from the most recent date to which interest has been paid on the original securities or, if no interest has been paid on the original securities, from March 24, 1999. Federated will pay such interest semiannually on April 1 and October 1 of each year commencing October 1, 1999, to the person in whose name such exchange securities (or any predecessor security) are registered at the close of business on the March 15 or September 15, respectively, preceding the interest payment date. Interest on the exchange securities will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each.

     The original notes and the exchange notes constitute a single class of securities and will vote and consent together on all matters as one series, and neither the original notes nor the exchange notes will have the right to vote or consent as a class or series separate from one another on any matter. The original debentures and the exchange debentures constitute a single class of securities and will vote and consent together on all matters as one series, and neither the original debentures nor the exchange debentures will have the right to vote or consent as a class or series separate from one another on any matter.

     Principal of and premium, if any, and interest on the exchange securities will be payable, and the exchange securities will be exchangeable and transfers thereof will be registrable, at an office or agency of Federated, one of which will be maintained for such purpose in New York, New York (which initially will be the corporate trust office of the trustee) or such other office or agency permitted under the indenture.

     Federated does not intend to list the exchange securities on a national securities exchange.

     Neither the indenture nor the supplemental indenture contains any provisions that would limit the ability of Federated to incur indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity. However, the supplemental indenture does:

     - provide that, subject to certain exceptions, neither Federated nor any Restricted Subsidiary will subject its property or assets to any mortgage or other encumbrance unless the exchange securities are secured equally and ratably with such other indebtedness thereby secured; and

     - contain certain limitations on the ability of Federated and its Restricted Subsidiaries to enter into certain sale and leaseback arrangements.

In addition, neither the indenture nor the supplemental indenture contains any provisions that would require Federated to repurchase or redeem or otherwise modify the terms of any of the exchange securities upon a change in control or other events involving Federated that may adversely affect the creditworthiness of the exchange securities. See "-- Covenants of Federated."

REDEMPTION

     Federated, at its option, may at any time redeem all or any portion of either tranche of exchange securities on not less than 30 nor more than 60 days' prior notice mailed to the holders of the tranche of exchange securities to be redeemed. The exchange securities will be redeemable at a redemption price, plus accrued interest to the date of redemption, equal to the greater of (1) 100% of the principal amount of the exchange securities to be redeemed or (2) the sum of the remaining scheduled payments of principal and interest on the exchange securities to be redeemed that would be due after the related redemption date but for such redemption (except that, if the redemption date is not an interest payment date with respect to such exchange securities, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued thereon to the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points in the case of the exchange notes, and at the Treasury Rate plus 25 basis points in the case of the exchange debentures.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable tranche of exchange securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by Federated.

     "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., Chase Securities Inc., NationsBanc Montgomery Securities LLC, and PNC Capital Markets, Inc. and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by Federated, except that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), Federated is required to designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

     On and after any redemption date, interest will cease to accrue on the exchange securities called for redemption. Prior to any redemption date, Federated is required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the exchange securities to be redeemed on such date. If Federated is going to redeem less than all the exchange securities of the tranche, the trustee must select the exchange securities to be redeemed by such method as the trustee deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

BOOK-ENTRY SYSTEM

     Federated will initially issue the exchange securities in the form of one or more global securities. The global securities will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as set forth below, the global securities may be transferred, in whole but not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in the global securities directly through DTC if you have an account with DTC or indirectly through organizations which have accounts with DTC.

     DTC has advised Federated that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold the securities of institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations, and certain other organizations. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Federated expects that pursuant to procedures established by DTC, upon the deposit of the global securities with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of exchange securities represented by such global securities to the accounts of participants. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interest), the participants and the indirect participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in definitive form. Such limits and laws may impair your ability to transfer or pledge beneficial interests in the global securities.

     So long as DTC, or its nominee, is the registered holder and owner of the global securities, DTC or its nominee, as the case may be, will be considered the sole legal owner and holder of any related exchange securities evidenced by the global securities for all purposes of the exchange securities and the indenture. Except as set forth below, as an owner of a beneficial interest in the global securities, you will not be entitled to have the exchange securities represented by the global securities registered in your name, will not receive or be entitled to receive physical delivery of certified exchange securities, and will not be considered to be the owner or holder of any exchange securities represented by the global securities. Accordingly, each person owning a beneficial interest in the global securities must rely on the procedures of DTC and, if a person is not a participant in the book-entry registration and transfer system of DTC, on the procedures of the participant through which such person owns its interest, to exercise any rights of an owner or holder of the exchange securities under the indenture and the supplemental indenture.

     Federated understands that, under existing industry practice, if an owner of a beneficial interest in global securities desires to give any notice or take any action that DTC, as the owner or holder of the global securities is entitled to give or take, DTC would authorize the participants to give such notice or take such action and the participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Federated will make payments of principal of, premium, if any, and interest on exchange securities represented by the global securities registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global securities.

     Federated expects that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the global securities will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of DTC or its nominee. Federated also expects that payments by participants or indirect participants to owners of beneficial interests in the global securities held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. None of Federated, the trustee, the registrar, or any paying agent for the exchange securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global securities for any exchange securities or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or indirect participants and the owners of beneficial interests in the global securities owned through such participants.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Federated, the trustee, the registrar, or any paying agent for the exchange securities will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED EXCHANGE SECURITIES

     The exchange securities represented by the global securities are exchangeable for certificated exchange securities in definitive form of like tenor as such exchange securities in denominations of $1,000 and integral multiples of $1,000 if:


     - DTC notifies Federated that it is unwilling or unable to continue as depositary for the global securities or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by Federated within 90 days of such notice;



     - Federated in its discretion at any time determines not to have all of the exchange securities represented by the global securities; or



     - an Event of Default has occurred and is continuing.


Any exchange security that is exchangeable pursuant to the preceding sentence is exchangeable for certificated exchange securities issuable in authorized denominations of $1,000 and integral multiples thereof and registered in such names as DTC shall direct. Subject to the foregoing, the global securities are not exchangeable, except for global securities of the same aggregate denomination to be registered in the name of DTC or its nominee.

     None of Federated, the trustee, the registrar, or any paying agent for the exchange securities will be liable for any delay by DTC or any participant in identifying the beneficial owners of the related exchange securities and each such person may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the exchange securities to be issued).

PAYMENT

     The payment of principal of and interest on exchange securities represented by a global security will be made in accordance with the applicable requirements of the depositary for the global securities. The payment of principal of and interest on any other exchange securities will be made at the office or agency of Federated maintained for that purpose or, at Federated's option, by mailing a check to such holder's registered address.

COVENANTS OF FEDERATED

     Maintenance of Office or Agency. Federated is required to maintain an office or agency in each place of payment for each tranche of the exchange securities for notice and demand purposes and for the purposes of presenting or surrendering the exchange securities for payment, registration of transfer, or exchange.

     Paying Agents, Etc. If Federated acts as its own paying agent with respect to the exchange notes or the exchange debentures, on or before each due date of the principal of or interest on those exchange securities, it will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the trustee promptly of its action or failure to act. If Federated has one or more paying agents for the exchange notes or the exchange debentures, prior to each due date of the principal of or interest on the applicable exchange securities, it will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the trustee, to promptly notify the trustee of its action or failure to act. All moneys paid by Federated to a paying agent for the payment of principal of or interest on any of the exchange securities that remain unclaimed for two years after such principal or interest has become due and payable may be repaid to Federated, and thereafter the holder of such exchange securities may look only to Federated for payment thereof.

     Payment of Taxes and Other Claims. Federated will be required to pay and discharge, before the same become delinquent:

     - all taxes, assessments and governmental charges levied or imposed upon Federated or any Subsidiary of Federated or their properties; and

     - all claims that if unpaid would result in a lien on their property and have a material adverse effect on the business, assets, financial condition, or results of operations of Federated and its subsidiaries, taken as a whole (a "Material Adverse Effect");

unless, in either case, the same are being contested by proper proceedings.

     Maintenance of Properties. Federated will be required to cause all properties used in the business of Federated or any subsidiary of Federated to be maintained and kept in good condition, repair, and working order and to make any necessary renewals, replacements, and improvements to such properties, except to the extent that the failure to do so would not have a Material Adverse Effect.

     Existence. Federated will be required to, and will be required to cause its Subsidiaries to, preserve and keep in full force and effect their existence, charter rights, statutory rights, and franchises, except to the extent that the failure to do so would not have a Material Adverse Effect.

     Compliance with Laws. Federated will be required to, and will be required to cause its Subsidiaries to, comply with all applicable laws to the extent that the failure to do so would have a Material Adverse Effect.

     Limitation on Liens. Federated and the Restricted Subsidiaries will not be permitted to create, incur, assume, or suffer to exist any liens upon any of their respective assets, other than Permitted Liens, unless the exchange securities are secured by an equal and ratable lien on the same assets. The terms of other existing and future indebtedness of Federated may require that such other indebtedness be similarly secured by an equal and ratable lien on such assets.

     Limitation on Sale and Leaseback Transactions. Federated and the Restricted Subsidiaries may not enter into any sale and leaseback transaction unless the net cash proceeds therefrom are applied as follows: to the extent that the aggregate amount of net cash proceeds from such sale and leaseback transaction that have not been reinvested in the business of Federated or its Subsidiaries or used to reduce Senior Indebtedness of Federated or its Subsidiaries within 12 months of the receipt of such proceeds exceeds $100.0 million ("Excess Sale Proceeds") from time to time, Federated will offer to repurchase with the Excess Sale Proceeds the securities (on a pro rata basis with any other Senior Indebtedness of Federated or its Subsidiaries required by the terms of such Indebtedness to be repurchased with such Excess Sale Proceeds, based on the principal amount of such Senior Indebtedness required to be repurchased) at 100% of their principal amount, plus accrued and unpaid interest, and to pay related costs and expenses.

     To the extent that the aggregate purchase price for the securities or other Senior Indebtedness tendered pursuant to such an offer to purchase is less than the aggregate purchase price offered in such offer, an amount of Excess Sale Proceeds equal to such shortfall will cease to be Excess Sale Proceeds and may thereafter be used for general corporate purposes. If the aggregate purchase price for the exchange securities or other Senior Indebtedness tendered pursuant to such an offer to purchase exceeds the amount of such Excess Sale Proceeds, the trustee will select the exchange securities or other Senior Indebtedness to be purchased by such method as the trustee deems fair and appropriate.

     The net cash proceeds from any sale or leaseback transaction will be determined net of the following:

     - all fees and expenses incurred and all taxes and reserves required to be accrued as a liability as a consequence of such a sale and leaseback transaction;

     - all payments made on any Indebtedness that is secured by assets subject to a sale and leaseback transaction; and

     - all distributions and other payments made to minority interest holders in Subsidiaries of Federated or joint ventures as a result of a sale and leaseback transaction.

     Cash Equivalents will be deemed to be proceeds upon receipt of such Cash Equivalents and cash payments under promissory notes secured by letters of credit or similar assurances of payment issued by commercial banks of recognized standing will be deemed to be proceeds upon receipt of such payments.

     If an offer to purchase the exchange securities is made, Federated will comply with all tender offer rules, including but not limited to Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer to purchase.

     Limitation on Merger and Other Transactions. Prior to the satisfaction and discharge of the indenture and the supplemental indenture, Federated may not consolidate with or merge with or into any other person, or transfer all or substantially all of its properties and assets to another person, unless:

     - either:

        (1) Federated is the continuing or surviving person in the consolidation or merger; or

        (2) the person (if other than Federated) formed by the consolidation or into which Federated is merged or to which all or substantially all of the properties and assets of Federated are transferred is a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and expressly assumes, by a supplemental indenture, all of the obligations of Federated under the exchange securities, the indenture, and the supplemental indenture;

     - immediately after the transaction and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Event of Default exists; and

     - an officer's certificate is delivered to the trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of outside counsel has been delivered to the trustee to the effect that the first condition set forth above has been satisfied.

     The continuing, surviving, or successor person will succeed to and be substituted for Federated with the same effect as if it had been named in the indenture as a party thereto, and thereafter the predecessor person will be relieved of all obligations and covenants under the indenture and the exchange securities.

EVENTS OF DEFAULT

     The following are "Events of Default" with respect to each tranche of the securities:

          (1) failure to pay principal of or premium, if any, on any security of such tranche when due;

          (2) failure to pay any interest on any security of such tranche when due, which failure continues for 30 calendar days;

          (3) failure to perform, or breach of, any other covenant of Federated in the indenture or the supplemental indenture (other than a covenant included therein solely for the benefit of a series of debt securities other than the securities of such tranche), which failure or breach continues for 60 calendar days after written notice as provided in the indenture or the supplemental indenture;

          (4) any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other Indebtedness of Federated or any Restricted Subsidiary (the unpaid principal amount of which is not less than $100.0 million), which default results in the acceleration of the maturity of such Indebtedness prior to its stated maturity or occurs at the final maturity thereof;

          (5) the entry of any final judgments or orders against Federated or any of its Restricted Subsidiaries in excess of $100.0 million individually or in the aggregate (not covered by insurance) that is not paid, discharged or otherwise stayed (by appeal or otherwise) within 60 calendar days after the entry of such judgments or orders;

          (6) specified events of bankruptcy, insolvency, or reorganization of Federated or any Significant Subsidiary or any group of Subsidiaries of Federated that, if considered in the aggregate, would be a Significant Subsidiary; and

          (7) the failure to redeem the securities of the tranche when required pursuant to the terms and conditions of the securities or to pay the repurchase price for any securities required by the terms of the supplemental indenture to be repurchased.

Federated will be required to provide the trustee with notice of any uncured Event of Default within 10 calendar days after any responsible officer of Federated becomes aware of or receives actual notice of the occurrence thereof. The trustee will be required, within 90 calendar days after the occurrence of a default in respect of a tranche of the securities, to give to the holders of the securities of that tranche notice of all uncured defaults known to it, except that:

     - in the case of a default in the performance of any covenant of the character contemplated in clause (3) above, no notice will be given until at least 30 calendar days after the occurrence of such default; and

     - in the case of a default of the character contemplated in clause (1) or
       (2) above, the trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the securities of that tranche.

     If an Event of Default described in clause (6) above occurs with respect to Federated, the principal of, premium, if any, and accrued interest on the securities of the applicable tranche will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of the securities of the tranche. If any other Event of Default with respect to a tranche of the securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the securities of the tranche, by notice as provided in the indenture, may declare the principal amount of the securities of the tranche to be due and payable immediately. However, at any time after a declaration of acceleration with respect to the securities of either tranche has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the securities of the tranche may, under certain circumstances, rescind and annul the acceleration.

     Subject to the duty of the trustee to act with the required standard of care during an Event of Default, the trustee will have no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders of the securities unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to the provisions of the indenture, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of a tranche of the securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the securities of that tranche.

     No holder of a security will have any right to institute any proceeding with respect to the indenture or the supplemental indenture or for any remedy thereunder unless:

     - the holder has previously given to the trustee written notice of a continuing Event of Default;

     - the holders of at least 25% in aggregate principal amount of the outstanding securities of the tranche have requested the trustee to institute a proceeding in respect of such Event of Default;

     - the holder or holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee;

     - the trustee has not received from the holders of a majority in principal amount of the outstanding securities of the tranche a direction inconsistent with the request; and

     - the trustee has failed to institute the proceeding within 60 calendar days.

     However, the limitations described above do not apply to a suit instituted by a holder of securities of that tranche for enforcement of payment of the principal of and interest on the securities on or after the applicable due dates expressed in the securities.

     Federated is required to furnish to the trustee annually a statement as to the performance by Federated of its obligations under the indenture and as to any default in its performance.

MODIFICATION AND WAIVER

     Except as described below, modifications and amendments of the indenture may be made by Federated and the trustee with the consent of the holders of a majority in aggregate principal amount of the securities of the tranche affected thereby and a majority of the holders of each other series of debt securities affected thereby. However, no such modification or amendment may, without the consent of the holder of each security of the tranche affected thereby:

     - change the stated maturity of, or any installment of principal of, or interest on, the tranche of the securities;

     - reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, the tranche of the securities;

     - reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity of the tranche of the securities;

     - change the place or currency of payment of principal of, or premium, if any, or interest on the tranche of the securities;

     - impair the right to institute suit for the enforcement of any payment on or with respect to the tranche of the securities on or after the stated maturity or prepayment date thereof; or

     - reduce the percentage in principal amount of the tranche of the securities required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

In addition, if such modification or amendment would have any such effect on any other series of debt securities issued under the indenture, the consent of each holder of each debt security of each other series affected thereby would also be required.

     The holders of at least a majority in principal amount of the applicable tranche of the securities may, on behalf of the holders of all securities of that tranche, waive compliance by Federated with specified covenants of the indenture. The holders of at least a majority in principal amount of each tranche of the securities may, on behalf of the holders of all securities of that tranche, waive any past default under the indenture with respect to that tranche, except:

     - a default in the payment of the principal of, or premium, if any, or interest on, the securities of that tranche; or

     - a default of a provision of the indenture that cannot be modified or amended without the consent of the holder of each security of that tranche.

DEFEASANCE

     Except as described below, upon compliance with the applicable requirements described below, Federated:

          (1) will be deemed to have been discharged from its obligations with respect to a tranche of the securities; or

          (2) will be released from its obligations to comply with the covenants described under "-- Covenants of Federated" above with respect to the securities of that tranche, and the occurrence of an event described in any of clauses (3), (4), (5) and (7) under "-- Events of Default" above will no longer be an Event of Default with respect to the exchange securities of that tranche, except to the limited extent described below.

     Following any defeasance described in clause (1) or (2) above, Federated will continue to have specified obligations under the indenture, including obligations to register the transfer or exchange of the securities of that tranche; replace destroyed, stolen, lost, or mutilated securities of that tranche; maintain an office or agency in respect of the securities of that tranche; and hold funds for payment to holders of securities of that tranche in trust. In the case of any defeasance described in clause (2) above, any failure by Federated to comply with its continuing obligations may constitute an Event of Default with respect to the securities of that tranche as described in clause
(3) under "-- Events of Defaults" above.

     In order to effect any defeasance described in clause (1) or (2) above, Federated must irrevocably deposit with the trustee, in trust, money or specified government obligations (or depositary receipts therefor) that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay all of the principal of and any interest on the securities of that tranche on the dates such payments are due in accordance with the terms of such tranche of securities. In addition:

     - no Event of Default or event that, with the giving of notice or lapse of time, or both, would become an Event of Default under the indenture or the supplemental indenture with respect to that tranche of the securities shall have occurred and be continuing on the date of such deposit;

     - no Event of Default described in clause (6) under "-- Events of Default" above with respect to Federated or event that with the giving of notice or lapse of time, or both, would become such an Event of Default shall have occurred and be continuing at any time on or prior to the 124th calendar day following the date of deposit;

     - in the event of defeasance described in clause (1) above, Federated shall have delivered an opinion of counsel stating that (a) Federated has received from, or there has been published by, the Internal Revenue Service a ruling or (b) there has been a change in applicable federal law, in either case to the effect that, among other things, the holders of the applicable tranche of the securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred;

     - in the event of defeasance described in clause (2) above, Federated shall have delivered an opinion of counsel to the effect that, among other things, the holders of the applicable tranche of the securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred;

     - Federated shall have delivered to the trustee an opinion of a nationally recognized independent public accounting firm certifying the sufficiency of the amount of any moneys or government obligations placed on deposit to pay, without regard to any reinvestment, the accrued interest, principal, interest, and premium, if any, on the tranche of securities; and

     - such defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement to which Federated is a party or violate any law to which Federated is subject.

     If Federated fails to comply with its remaining obligations under the indenture and the supplemental indenture with respect to a tranche of the securities following a defeasance described under clause (2) above and the securities of that tranche are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on the securities of that tranche at the time of the acceleration resulting from such Event of Default. However, Federated will remain liable in respect of such payments.

SATISFACTION AND DISCHARGE

     Federated, at its option, may satisfy and discharge the indenture and the supplemental indenture (except for specified obligations of Federated and the trustee, including, among others, the obligations to apply money held in trust) when:

     - either:

        (1) all debt securities of Federated previously authenticated and delivered under the indenture (subject to specified exceptions relating to debt securities that have otherwise been satisfied or provided for) have been delivered to the trustee for cancellation; or

        (2) all debt securities of Federated not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and Federated has deposited or caused to be deposited with the trustee as trust funds for such purpose an amount sufficient to pay and discharge the entire indebtedness on such debt securities for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

     - Federated has paid or caused to be paid all other sums payable under the indenture by Federated; and

     - Federated has delivered to the trustee an officer's certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture have been satisfied.

GOVERNING LAW

     The indenture, the supplemental indenture, and the exchange securities will be governed by, and construed in accordance with, the laws of the State of New York.

EXCHANGE OFFER; REGISTRATION RIGHTS

     In connection with the sale of the original securities by Federated to the initial purchasers of the original securities, Federated and the initial purchasers entered into a registration rights agreement.

     In the registration rights agreement, Federated agreed to:

     - file with the Commission no later than June 22, 1999 a registration statement relating to an offer to exchange the exchange securities for original securities;

     - use its reasonable best efforts to cause the registration statement to be declared effective by the Commission no later than September 20, 1999;

     - offer to exchange the exchange securities for original securities promptly after the effectiveness of the registration statement; and

     - keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date on which notice of the exchange offer is mailed to the holders of the original securities.

     The registration rights agreement also requires Federated to take additional action in the following circumstances:

     - if Federated is not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Commission policy;

     - if any of the initial purchasers of the original securities directly from Federated so requests with respect to original securities not eligible to be exchanged for exchange securities in the exchange offer and held by it following consummation of the exchange offer;

     - if any holder of Transfer Restricted Securities (as defined below) is not eligible to participate in the exchange offer or, in the case of any holder (other than a broker-dealer) that participates in the exchange offer, such holder does not receive freely tradeable exchange securities; or

     - if the exchange offer is not consummated by October 30, 1999.

In these circumstances, Federated would be required to:

     - file with the Commission as promptly as practicable, a shelf registration statement relating to resales of the affected original securities or exchange securities, as the case may be;

     - use its reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

     - use its reasonable best efforts to keep the shelf registration statement effective (with certain exceptions) until the earlier of (1) two years from the effective date and (2) the date on which all securities registered thereunder cease to be Transfer Restricted Securities.

     Federated will be permitted to suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods ("Suspension Periods") in specified circumstances, including circumstances relating to the pending corporate developments.

     "Transfer Restricted Securities" means each security until the earliest to occur of:

     - the date on which the security has been exchanged by a person other than a broker-dealer for a freely tradeable exchange security in the exchange offer;

     - following the exchange by a broker-dealer in the exchange offer of an original security for an exchange security, the date on which the exchange security is sold to a purchaser who receives from such broker-dealer on or prior to the date of sale a copy of this prospectus;

     - the date on which the security has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; and

     - the date on which the security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

     Federated has agreed to pay additional interest on the original securities if any of the following events (each of which constitutes a "registration default") occurs:

          (1) at the close of business on October 30, 1999, the exchange offer has not been consummated and, if required to be filed in lieu of the exchange offer, the shelf registration statement is not declared effective by the Commission; or

          (2) after either the registration statement or the shelf registration statement is declared effective, (a) such registration statement ceases to be effective or (b) such registration statement or the related prospectus ceases to be usable (excluding any Suspension Periods) in connection with resales of Transfer Restricted Securities during the applicable periods specified in the registration rights agreement because either:

     - any event occurs as a result of which the related prospectus forming part of such registration statement would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading; or

     - it is necessary to amend such registration statement or supplement the related prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

     Additional interest will accrue on the affected original securities over and above the interest set forth in the title of the original securities from and including the date on which any registration default occurs to but excluding the date on which all such registration defaults have been cured, at a rate of 0.50% per annum (regardless of number of registration defaults).

     Any holders (other than the initial purchasers) of original securities who are eligible to participate in the exchange offer but fail to, or elect not to, participate therein will continue to hold Transfer Restricted Securities and will have no further rights to exchange their original securities or have such original securities registered under the registration rights agreement.

REGARDING THE TRUSTEE

     The indenture contains specified limitations on the right of the trustee, should it become a creditor of Federated within three months of, or subsequent to, a default by Federated to make payment in full of principal of or interest on any debt securities issued pursuant to the indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the trustee's rights as a creditor of Federated will not be limited if the creditor relationship arises from, among other things:

     - the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

     - specified advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

     - disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian, or paying agent or in any other similar capacity;

     - indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

     - the acquisition, ownership, acceptance, or negotiation of specified drafts, bills of exchange, acceptances, or other obligations.

     The indenture does not prohibit the trustee from serving as trustee under any other indenture to which Federated may be a party from time to time or from engaging in other transactions with Federated. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and any debt securities issued pursuant to the indenture are in default, it must eliminate the conflict or resign.

DEFINITIONS OF CERTAIN TERMS USED IN THE INDENTURE OR THE SUPPLEMENTAL INDENTURE

     Capitalized terms used but not defined herein have the meanings given to such terms in the indenture and the supplemental indenture. In addition, for purposes of the indenture and the supplemental indenture, the following definitions apply:

     "Bank Facilities" means the financing provided for by (a) the 364-day Credit Agreement and (b) the Five-Year Credit Agreement, each dated as of July 28, 1997 and each by and among Federated, certain financial institutions, Citibank, N.A., as administrative agent and paying agent, The Chase Manhattan Bank, as administrative agent, BankBoston, N.A., as syndication agent, and Bank of America National Trust & Savings Association, as documentation agent, as the same may be amended, supplemented, or otherwise modified from time to time.

     "Cash Equivalent" means:

          (1) obligations issued or unconditionally guaranteed as to principal and interest by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America;

          (2) obligations (including, but not limited to, demand or time deposits, bankers' acceptances, and certificates of deposit) issued by a depository institution or trust company or a wholly owned Subsidiary or branch office of any depository institution or trust company, provided that
     (a) such depository institution or trust company has, at the time of Federated's or any Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, capital, surplus, or undivided profits (as of the date of such institution's most recently published financial statements) in excess of $100.0 million and (b) the commercial paper of such depository institution or trust company, at the time of Federated's or any Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, is rated at least A1 by S&P or P-1 by Moody's;

          (3) debt obligations (including, but not limited to, commercial paper and medium term notes) issued or unconditionally guaranteed as to principal and interest by any corporation, state or municipal government or agency or instrumentality thereof, or foreign sovereignty, if the commercial paper of such corporation, state or municipal government, or foreign sovereignty, at the time of Federated's or any Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, is rated at least A1 by S&P or P-1 by Moody's;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the type described above entered into with a depository institution or trust company meeting the qualifications described in clause (2) above; and

          (5) Investments in money market or mutual funds that invest predominantly in Cash Equivalents of the type described in clauses (1),
     (2), (3), and (4) above; provided, however, that, in the case of the clauses (1) through (3) above, each such Investment has a maturity of one year or less from the date of acquisition thereof.

     "Consolidated Net Tangible Assets" means total assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) after deducting therefrom (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses, and other like intangibles, all as set forth on the most recent balance sheet of Federated and its consolidated Subsidiaries and computed in accordance with GAAP.

     "Existing Indebtedness" means all Indebtedness under or evidenced by:

     - the original securities and the exchange securities;

     - Federated's 6.125% Term Enhanced ReMarketable Securities;

     - Federated's 7% Senior Debentures Due 2028;

     - Federated's 7.45% Senior Debentures Due 2017;

     - Federated's 6.79% Senior Debentures Due 2027;

     - Federated's 10% Senior Notes Due 2001;

     - Federated's 8.125% Senior Notes Due 2002;

     - Federated's 8.5% Senior Notes Due 2003;

     - Fingerhut's 7.375% Senior Notes Due 1999;

     - the outstanding principal amount of notes issued pursuant to the Mortgage Note Agreement between Macy's Primary Real Estate, Inc. and Federated Noteholding Corporation;

     - the outstanding principal amount of notes issued pursuant to the Loan Agreement among Lazarus PA, Inc., PNC Bank Ohio, National Association, as agent, and the financial institutions party thereto;

     - capital lease obligations of Federated and the Restricted Subsidiaries existing on the date of issuance of the original securities; and

     - the other secured Indebtedness of Federated or secured or unsecured Indebtedness of the Restricted Subsidiaries existing on the date of issuance of the original securities.

     "Indebtedness" means, as applied to any Person, without duplication:

          (1) all obligations of such Person for borrowed money;

          (2) all obligations of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business);

          (3) all obligations of such Person evidenced by notes, bonds, debentures, mandatorily redeemable preferred stock, or other similar instruments (other than performance, surety, and appeals bonds arising in the ordinary course of business);

          (4) all payment obligations created or arising under any conditional sale, deferred price, or other title retention agreement with respect to property acquired by such Person (unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

          (5) any capital lease obligation of such Person;

          (6) all reimbursement, payment or similar obligations, contingent or otherwise, of such Person under acceptance, letter of credit, or similar facilities (other than letters of credit in support of trade obligations or incurred in connection with public liability insurance, workers' compensation, unemployment insurance, old-age pensions, and other social security benefits other than in respect of employee benefit plans subject to ERISA);

          (7) all obligations of such Person, contingent or otherwise, under any guarantee by such Person of the obligations of another Person of the type referred to in clauses (1) through (6) above; and

          (8) all obligations referred to in clauses (1) through (6) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage or security interest in property (including without limitation accounts, contract rights, and general intangibles) owned by such Person and as to which such Person has not assumed or become liable for the payment of such obligations other than to the extent of the property subject to such mortgage or security interest;

except that Indebtedness of the type referred to in clauses (7) and (8) above will be included within the definition of "Indebtedness" only to the extent of the least of (a) the amount of the underlying Indebtedness referred to in the applicable clause (1) through (6) above; (b) in the case of clause (7), the limit on recoveries, if any, from such Person under obligations of the type referred to in clause (7) above, and (c) in the case of clause (8), the aggregate value (as determined in good faith by Federated's board of directors) of the security for such Indebtedness.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any capital stock, bonds, notes, debentures, or other securities or evidences of Indebtedness issued by any other Person. The amount of any Investment shall be the original cost thereof, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, write-ups, write-downs, or writeoffs with respect to such Investment.

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Permitted Liens" means:

          (1) liens (other than liens on inventory) securing

             (a) Existing Indebtedness;

             (b) Indebtedness under the Bank Facilities in an aggregate principal amount at any one time not to exceed $2,800.0 million, less
        (1) principal payments actually made by Federated on any term loan facility under such Bank Facilities (other than principal payments made in connection with or pursuant to a refinancing of the Bank Facilities in compliance with clause (1)(i) below) and (2) any amounts by which any revolving credit facility commitments under the Bank Facilities are permanently reduced (other than permanent reductions made in connection with or pursuant to a refinancing of the Bank Facilities in compliance with clause (1)(i) below), except that under no circumstances will the total allowable indebtedness under this clause (1)(b) be less than $1,250.0 million (subject to increase from and after the date of issuance of the original securities at a rate, compounded annually, equal to 3% per annum) if incurred for the purpose of providing Federated and its Subsidiaries with working capital including bankers' acceptances, letters of credit, and similar assurances of payment whether as part of the Bank Facilities or otherwise;

             (c) Indebtedness existing as of the date of issuance of the securities of any Subsidiary of Federated engaged primarily in the business of owning or leasing real property;

             (d) Indebtedness incurred for the purpose of financing store construction and remodeling or other capital expenditures;

             (e) Indebtedness in respect of the deferred purchase price of property or arising under any conditional sale or other title retention agreement;

             (f) Indebtedness of a Person acquired by Federated or a Subsidiary of Federated at the time of such acquisition;

             (g) to the extent deemed to be "Indebtedness," obligations under swap agreements, cap agreements, collar agreements, insurance arrangements, or any other agreement or arrangement, in each case designed to provide protection against fluctuations in interest rates, the cost of currency or the cost of goods (other than inventory);

             (h) other Indebtedness in outstanding amounts not to exceed, in the aggregate, the greater of $750.0 million and 12.5% of Consolidated Net Tangible Assets of Federated and the Restricted Subsidiaries at any particular time; and

             (i) Indebtedness incurred in connection with any extension, renewal, refinancing, replacement, or refunding (including successive extensions, renewals, refinancings, replacements, or refundings), in whole or in part, of any Indebtedness of Federated or the Restricted Subsidiaries; provided that the principal amount of the Indebtedness so incurred does not exceed the sum of the principal amount of the Indebtedness so extended, renewed, refinanced, replaced, or refunded, plus all interest accrued thereon and all related fees and expenses (including any payments made in connection with procuring any required lender or similar consents);

          (2) liens incurred and pledges and deposits made in the ordinary course of business in connection with liability insurance, workers' compensation, unemployment insurance, old-age pensions, and other social security benefits other than in respect of employee benefit plans subject to ERISA;

          (3) liens securing performance, surety, and appeal bonds and other obligations of like nature incurred in the ordinary course of business;

          (4) liens on goods and documents securing trade letters of credit;

          (5) liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, and vendors' liens, incurred in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings;

          (6) liens securing the payment of taxes, assessments, and governmental charges or levies (a) either (1) not delinquent or (2) being contested in good faith by appropriate legal or administrative proceedings and (b) as to which adequate reserves shall have been established on the books of the relevant Person in conformity with GAAP;

          (7) zoning restrictions, easements, rights of way, reciprocal easement agreements, operating agreements, covenants, conditions, or restrictions on the use of any parcel of property that are routinely granted in real estate transactions or do not interfere in any material respect with the ordinary conduct of the business of Federated and its Subsidiaries or the value of such property for the purpose of such business;

          (8) liens on property existing at the time such property is acquired;

          (9) purchase money liens upon or in any property acquired or held in the ordinary course of business to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property;

          (10) liens on the assets of any Subsidiary of Federated at the time such Subsidiary is acquired;

          (11) liens with respect to obligations in outstanding amounts not to exceed $100.0 million at any particular time and that (a) are not incurred in connection with the borrowing of money or obtaining advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate interfere in any material respect with the ordinary conduct of the business of Federated and its Subsidiaries; and

          (12) without limiting the ability of Federated or any Restricted Subsidiary to create, incur, assume or suffer to exist any lien otherwise permitted under any of the foregoing clauses, any extension, renewal, or replacement, in whole or in part, of any lien described in the foregoing clauses; provided, that any such extension, renewal, or replacement lien is limited to the property or assets covered by the lien extended, renewed, or replaced or substitute property or assets, the value of which is determined by the Board of Directors of Federated to be not materially greater than the value of the property or assets for which the substitute property or assets are substituted.

     "Person" means any individual, partnership, corporation, joint stock company, business trust, trust, unincorporated association, joint venture, or other entity, or a government or political subdivision or agency thereof.

     "Restricted Subsidiary" means any Subsidiary of Federated other than an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

     "Senior Indebtedness" means any Indebtedness of Federated or its Subsidiaries other than Subordinated Indebtedness.

     "Significant Subsidiary" means any Subsidiary of Federated that accounts for (1) 10% or more of the total consolidated assets of Federated and its Subsidiaries as of any date of determination or (2) 10% or more of the total consolidated revenues of Federated and its Subsidiaries for the most recently concluded fiscal quarter.

     "Subordinated Indebtedness" means any Indebtedness of Federated which is expressly subordinated in right of payment to the securities.

     "Subsidiary" means, as applied, with respect to any Person, any corporation, partnership or other business entity of which, in the case of a corporation, more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation has or might have voting power upon the occurrence of any contingency), or, in the case of any partnership or other legal entity, more than 50% of the ordinary equity capital interests, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Unrestricted Subsidiary" means any entity designated as such (1) in the supplemental indenture (including Federated's existing receivables finance Subsidiaries, FDS National Bank, FACS Group, Inc., Federated Credit Holdings Corporation, Prime Credit Card Master Trust (to the extent that it is deemed to be a Subsidiary of Federated), Prime Credit Card Master Trust II (to the extent it is deemed to be a Subsidiary of Federated), Prime Receivables Corporation, Prime II Receivables Corporation, Seven Hills Funding Corporation, Ridge Capital Trust II (to the extent that it is deemed to be a Subsidiary of Federated), Macy Financial, Inc., R.H. Macy Overseas Finance, N.V., Macy Credit Corp., Macy's Data and Credit Services Corp., Fingerhut Receivables, Inc., PCP Receivables Corp., Fingerhut Master Trust (to the extent it is deemed to be a Subsidiary of Federated), Fingerhut National Bank, PCP Master Trust (to the extent it is deemed to be a Subsidiary of Federated), and Fingerhut Funding Co.) or (2) by Federated's board of directors, provided that such entity is a special purpose entity formed for financing purposes.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain United States federal income tax consequences associated with the exchange of the original securities for the exchange securities pursuant to the exchange offer and the ownership and disposition of the exchange securities. This summary applies only to a holder of an exchange security who acquired an original security from an initial purchaser and who acquires the exchange security pursuant to the exchange offer. This discussion is based on provisions of the Internal Revenue Code of 1986 ("Code"), Treasury regulations promulgated thereunder, and administrative and judicial interpretations of the foregoing, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address tax consequences (1) of the purchase, ownership, or disposition (other than pursuant to the exchange offer) of the original securities to any holder of the original securities, or (2) of the purchase, ownership, or disposition of the exchange securities to subsequent purchasers of the exchange securities, and is limited to investors who hold the exchange securities as capital assets. The tax treatment of the holders of the securities may vary depending upon their particular situations. In addition, certain holders (including insurance companies, tax exempt organizations, financial institutions, broker-dealers, and Non-U.S. Holders (as defined below) that are engaged in a trade or business in the United States or that have ceased to be United States citizens or to be taxed as resident aliens) may be subject to special rules not discussed below. EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE EXCHANGE OF THE ORIGINAL NOTES FOR THE EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER AND THE OWNERSHIP DISPOSITION OF THE EXCHANGE NOTES, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY RELEVANT FOREIGN, STATE, LOCAL, OR OTHER TAXING JURISDICTION.

UNITED STATES HOLDERS

     As used herein, the term "United States Holder" means a holder of an exchange security that is, for United States federal income tax purposes, (1) a citizen or resident of the United States, (2) a corporation or other entity treated as a corporation, created or organized in or under the laws of the United States or of any political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, (4) a trust if (a) a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or
(b) the trust was in existence on August 20, 1996, was treated as a United States person prior to that date, and elected to continue to be treated as a United States person, and (5) a partnership, or other entity treated as a partnership, created or organized in or under the laws of the United States or of any political subdivision thereof, except as Treasury regulations may otherwise provide.

  Exchange Offer

     The exchange of an original security for an exchange security pursuant to the exchange offer will not constitute a "significant modification" of the original security for United States federal income tax purposes and, accordingly, the exchange security received will be treated as a continuation of the original security in the hands of the holder. As a result, there will be no United States federal income tax consequences to a United States Holder who exchanges an original security for an exchange security pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the exchange security as that holder had in the original security immediately before the exchange.

  Payment of Interest

     Interest payable on a exchange security generally will be included in the gross income of a United States Holder as ordinary interest income at the time accrued or received, in accordance with such United States Holder's method of accounting for United States federal income tax purposes.

  Disposition of the Exchange Securities

     Upon the sale, exchange, retirement at maturity, or other taxable disposition of an exchange security (collectively, a "disposition"), a United States Holder generally will recognize capital gain or loss equal to the difference between the amount realized by such holder (except to the extent such amount is attributable to accrued interest, which will be treated as ordinary interest income) and such holder's adjusted tax basis in the exchange security. Such capital gain or loss will be long-term capital gain or loss if such United States Holder's holding period for the exchange security exceeds one year at the time of the disposition.

  Backup Withholding and Information Reporting

     Backup withholding tax at a rate of 31%, and information reporting requirements, will apply in certain circumstances to interest and principal payments on, and proceeds from the disposition of, an exchange security held by a United States Holder other than a corporation. Backup withholding will apply to such a United States Holder in the event of a failure by that United States Holder to furnish his, her or its correct taxpayer identification number to the relevant payor or otherwise fails to comply with, or to establish an exemption from, the backup withholding requirements. Corporate United States Holders generally will be exempt from information reporting and backup withholding requirements, but may be required to certify their status on a Form W-9 in order to secure that exemption.

     Backup withholding is not an additional tax. Any amounts withheld from a payment to a United States Holder under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

     Under current Treasury Regulations, payments on the sale, exchange, or other disposition of an exchange security made to or through a foreign office of a foreign broker generally will not be subject to backup withholding or information reporting. However, if such broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period or (in the case of payments made after December 31, 1999) a foreign partnership with certain connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

NON-UNITED STATES HOLDERS

     As used herein, the term "Non-U.S. Holder" means any beneficial owner of an exchange security that is not a United States Holder.

  Exchange Offer

     The exchange of an original security for an exchange security pursuant to the exchange offer will not constitute a "significant modification" of the original security for United States federal income tax purposes and, accordingly, the exchange security received will be treated as a continuation of the original security in the hands of the holder. As a result, there will be no United States federal income tax consequences to a Non-U.S. Holder who exchanges an original security for an exchange security pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the exchange security as that holder had in the original security immediately before the exchange.

  Payment of Interest

     Subject to the discussion below concerning backup withholding, payment of interest on the exchange securities to any Non-U.S. Holder will not be subject to United States federal withholding tax, provided that (1) such holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Federated entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to Federated through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(a) of the Code and (2) the requirement to certify such holder's non-U.S. status, as set forth in Section 871(h) or Section 881(c) of the Code, has been fulfilled with respect to the beneficial owner.

  Disposition of the Exchange Securities

     Subject to the discussion below concerning backup withholding, a Non-U.S. Holder of an exchange security will not be subject to United States federal income tax on gain realized on the sale, exchange, or other disposition of that exchange security, unless (1) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, or (2) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

  Backup Withholding and Information Reporting

     Under current United States federal income tax law, backup withholding at a rate of 31% will not apply to payments by Federated or any paying agent thereof on an exchange security if the certifications required by Sections 871(h) and 881(c) of the Code are received, provided in each case that Federated or such paying agent, as the case may be, does not have actual knowledge that the payee is a United States person.

     Under current Treasury Regulations, payments on the sale, exchange, or other disposition of an exchange security made to or through a foreign office of a foreign broker generally will not be subject to backup withholding or information reporting. However, if such broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or (in the case of payments made after December 31, 1999) a foreign partnership with certain connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption. Recently enacted

Treasury Regulations, effective for payments after December 31, 1999, provide certain presumptions under which Non-U.S. Holders will be subject to backup withholding or information reporting unless such holder certifies its non-U.S. status.

     Non-U.S. Holders of exchange securities should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against that holder's United States federal income tax liability and may entitle that holder to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange securities received in exchange for original securities where such original securities were acquired as a result of market-making activities or other trading activities. Federated has agreed that, for a period of 135 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     Federated will not receive any proceeds from any sale of exchange securities by broker-dealers. Exchange securities received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange securities, or through a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices, or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange securities. Any broker-dealer that resells exchange securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Federated has agreed, for a period of 135 days after the expiration date to promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Federated has also agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the initial purchasers of the original securities directly from Federated) and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act to the extent they arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the registration statement or prospectus or (2) an omission or alleged omission to state in the registration statement or the prospectus a material fact that is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. This indemnification obligation does not extend to statements or omissions in the registration statement or prospectus made in reliance upon and in conformity with written information pertaining to the holder that is furnished to Federated by or on behalf of the holder.

                                 LEGAL MATTERS

     Certain legal matters relating to the exchange notes and exchange debentures offered hereby will be passed upon for Federated by Jones, Day, Reavis & Pogue.

                                    EXPERTS

     The financial statements of Federated, from Federated's annual report on Form 10-K for the fiscal year ended January 30, 1999, and Fingerhut, from Federated's current report on Form 8-K dated March 18, 1999, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   FEDERATED
                            DEPARTMENT STORES, INC.

                    $350,000,000 6.30% SENIOR NOTES DUE 2009
                 $400,000,000 6.90% SENIOR DEBENTURES DUE 2029

                             ---------------------

                                   PROSPECTUS
                             ---------------------


                                  May 11, 1999


EXCEPT FOR THE INFORMATION CONTAINED IN THIS PROSPECTUS, FEDERATED HAS NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER TO EXCHANGE THESE SECURITIES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Federated's certificate of incorporation provides, as do the charters of many other publicly held companies, that the personal liability of directors of Federated to Federated is eliminated to the maximum extent permitted by Delaware law. Federated's certificate of incorporation and by-laws provide for the indemnification of the directors, officers, employees, and agents of Federated and its subsidiaries to the full extent permitted by Delaware law from time to time and, in the case of the by-laws, for various procedures relating thereto. Certain provisions of Federated's certificate of incorporation protect Federated's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care. Federated's certificate of incorporation absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, Federated's directors remain liable for breaches of their duty of loyalty to Federated and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Federated's certificate of incorporation also does not absolve directors of liability under Section 174 of the General Corporation Law of the State of Delaware, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

     Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of conduct is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

     Federated's certificate of incorporation provides, among other things, that each person who was or is made a party to, or is threatened to be made a party to, or is involved in, any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of Federated (or was serving at the request of Federated as a director, officer, employee, or agent for another entity), will be indemnified and held harmless by Federated to the full extent authorized by Delaware law against all expense, liability, or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred thereby will be deemed to be contract rights and will include the right to be paid by Federated for the expenses incurred in defending the proceedings specified above in advance of their final disposition.

     Federated's by-laws provide for, among other things, (1) the indemnification by Federated of its directors and officers to the extent described above, (2) the advancement of attorneys' fees and other expenses, and
(3) the establishment, upon approval by the board of directors, of trusts or other funding mechanisms to fund Federated's indemnification obligations.


     As authorized by its certificate of incorporation, Federated has entered into indemnification agreements with each of its directors and officers. These indemnification agreements provide for, among other things, (1) the indemnification by Federated of the indemnitees thereunder to the extent described above, (2) the advancement of attorneys' fees and other expenses, and
(3) the establishment, upon approval by Federated's board of directors, of trusts or other funding mechanisms to fund Federated's indemnification obligations thereunder.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


      EXHIBIT NO.                          DESCRIPTION OF DOCUMENT
      -----------                          -----------------------
           1.1           -- Purchase Agreement, dated March 18, 1999, between
                            Federated and the purchasers named therein.*
           4.1           -- Indenture, dated as of September 10, 1997, between
                            Federated and Citibank, N.A., as Trustee (incorporated by
                            reference to Exhibit 4.4 to Registration Statement No.
                            333-34321)
           4.2           -- Third Supplemental Indenture, dated as of March 24, 1999, between Federated and Citibank, N.A., as Trustee.*
           4.3           -- Registration Rights Agreement, dated as of March 18, 1999 among Federated, Credit Suisse First Boston Corporation,
                            Salomon Smith Barney Inc., Chase Securities Inc.,
                            NationsBank Montgomery Securities LLC, and PNC Capital
                            Markets, Inc.*
           5.1           -- Opinion of Jones, Day, Reavis & Pogue*
          12.1           -- Statement re: Computation of Ratios*
          23.1           -- Consent of KPMG LLP
          23.2           -- Consent of Jones, Day, Reavis & Pogue (included in
                            Exhibit 5.1)
          24.1           -- Powers of Attorney*
          25.1           -- Statement of Eligibility and qualification under the
                            Trust Indenture Act of 1939 on Form T-1 of Citibank, N.A.
                            to act as Trustee under the Indenture*
          99.1           -- Form of Letter of Transmittal
          99.2           -- Form of Letter to Brokers, Dealers, Commercial Banks,
                            Trust Companies and Other Nominees
          99.3           -- Form of Letter to Clients
          99.4           -- Form of Notice of Guaranteed Delivery


---------------


* Previously filed


ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

             a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             b. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             c. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraphs (a) and
     (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          5. To respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          6. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Cincinnati, State of Ohio on May 11, 1999.


                                            FEDERATED DEPARTMENT STORES, INC.

                                            By:   /s/ DENNIS J. BRODERICK
                                              ----------------------------------
                                                     Dennis J. Broderick,
                                                    Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 11, 1999.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            Chairman of the Board and Chief Executive
-----------------------------------------------------    Officer (principal executive officer)
                 James M. Zimmerman

                          *                            President and Chief Merchandising Officer and
-----------------------------------------------------    Director
                  Terry J. Lundgren

                          *                            Vice Chairman and Director
-----------------------------------------------------
                   Ronald W. Tysoe

                          *                            Senior Vice President, Chief Financial Officer
-----------------------------------------------------    and Treasurer (principal financial officer)
                   Karen M. Hoguet

                          *                            Vice President and Controller (principal
-----------------------------------------------------    accounting officer)
                   Joel A. Belsky

                          *                                               Director
-----------------------------------------------------
                   Meyer Feldberg

                          *                                               Director
-----------------------------------------------------
                 Earl G. Graves, Sr.

                          *                                               Director
-----------------------------------------------------
                   George V. Grune

                          *                                               Director
-----------------------------------------------------
                    Sara Levinson

                          *                                               Director
-----------------------------------------------------
                   Joseph Neubauer

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            Director
-----------------------------------------------------
                  Joseph A. Pichler

                          *                            Director
-----------------------------------------------------
               Karl M. von der Heyden

                                                       Director
-----------------------------------------------------
                 Craig E. Weatherup

                          *                            Director
-----------------------------------------------------
                Marna C. Whittington

---------------

* The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the Powers of Attorney executed by the above-named persons.

                                                 /s/ DENNIS J. BRODERICK
                                            ------------------------------------
                                                    Dennis J. Broderick,
                                                      Attorney-in-Fact

                               INDEX TO EXHIBITS


     EXHIBIT NUMBER                              DESCRIPTION
     --------------                              -----------
          1.1            -- Purchase Agreement, dated March 18, 1999, between
                            Federated and the purchasers named therein.*
          4.1            -- Indenture, dated September 10, 1997, between Federated
                            and Citibank, N.A., as Trustee (incorporated by reference
                            to Exhibit 4.4 to Registration Statement No. 333-34321)
          4.2            -- Third Supplemental Indenture, dated as of March 24, 1999, between Federated and Citibank, N.A., as Trustee.*
          4.3            -- Registration Rights Agreement, dated as of March 18, 1999 among Federated, Credit Suisse First Boston Corporation,
                            Salomon Smith Barney Inc., Chase Securities Inc.,
                            NationsBanc Montgomery Securities LLC, and PNC Capital
                            Markets, Inc.*
          5.1            -- Opinion of Jones, Day, Reavis & Pogue*
         12.1            -- Statement re: Computation of Ratios*
         23.1            -- Consent of KPMG LLP
         23.2            -- Consent of Jones, Day, Reavis & Pogue (included in
                            Exhibit 5.1)
         24.1            -- Powers of Attorney*
         25.1            -- Statement of Eligibility and qualification under the
                            Trust Indenture Act of 1939 on Form T-1 of Citibank, N.A.
                            to act as Trustee under the Indenture*
         99.1            -- Form of Letter of Transmittal
         99.2            -- Form of Letter to Brokers, Dealers, Commercial Banks,
                            Trust Companies and Other Nominees
         99.3            -- Form of Letter to Clients
         99.4            -- Form of Notice of Guaranteed Delivery


---------------


* Previously filed